EXHIBIT 99.2

                     RAYTHEON SAVINGS AND INVESTMENT PLAN
                     FOR SPECIFIED HOURLY PAYROLL EMPLOYEES

                              FINANCIAL STATEMENTS
                          TO ACCOMPANY 1997 FORM 5500
                     ANNUAL REPORT OF EMPLOYEE BENEFIT PLAN
                              UNDER ERISA OF 1974

                      FOR THE YEAR ENDED DECEMBER 31, 1997



          The supplemental schedules required to accompany the Plan's Form 5500 are not required since the Plan's assets are held in a Master Trust. Accordingly, detailed financial information, including the supplemental schedules, must be filed separately with the Department of Labor by the plan administrator.


                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Raytheon Company:

          We have audited the accompanying statements of net assets available for plan benefits of the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees (the "Plan") as of December 31, 1997 and 1996, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for plan benefits for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


Coopers & Lybrand LLP

Boston, Massachusetts
May 29, 1998

                      RAYTHEON SAVINGS AND INVESTMENT PLAN
                     FOR SPECIFIED HOURLY PAYROLL EMPLOYEES

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        as of December 31, 1997 and 1996


                                                  1997            1996

Assets:
  Master trust investments:
    At contract value (Notes B, E and H)      $118,688,832    $114,483,156
    At fair value (Notes B, F and H)           210,894,210     167,294,559
                                              ------------    ------------
                                               329,583,042     281,777,715
                                              ------------    ------------
  Receivables:
     Accrued investment income
       and other receivables                       536,061         120,280

  Cash and cash equivalents                      2,639,423       3,030,913
                                              ------------    ------------
          Total assets                         332,758,526     284,928,908
                                              ------------    ------------
Liabilities:
    Payable for outstanding purchases              512,188         233,567
    Accrued expenses and other payables            215,365         120,450
                                              ------------    ------------
          Total liabilities                        727,553         354,017
                                              ------------    ------------
Net assets available for plan benefits        $332,030,973    $284,574,891
                                              ============    ============

The accompanying notes are an integral part of the financial statements.

                      RAYTHEON SAVINGS AND INVESTMENT PLAN
                     FOR SPECIFIED HOURLY PAYROLL EMPLOYEES

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      for the year ended December 31, 1997


Additions to net assets attributable to:
  Investment income (Notes B, E and H):
    Net appreciation of investments               $24,128,490
    Interest                                        9,928,559
    Dividends                                       5,734,138
                                                 ------------
                                                   39,791,187
                                                 ------------

  Contributions and deferrals:
    Employee deferrals                             22,972,877
    Employer contributions                          7,537,344
    Transfers (Note G)                                316,293
                                                 ------------
                                                   30,826,514
                                                 ------------
          Total additions                          70,617,701
                                                 ------------
Deductions from net assets attributable to:
   Distributions to participants                   22,400,103
   Administrative expenses                             77,846
   Transfers (Note G)                                 683,670
                                                 ------------
          Total deductions                         23,161,619
                                                 ------------
Increase in net assets                             47,456,082

Net assets available for
     plan benefits, beginning of year             284,574,891
                                                 ------------
Net assets available for
     plan benefits, end of year                  $332,030,973
                                                 ============

The accompanying notes are an integral part of the financial statements.

A.      Description of Plan:

General

          The following description of the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees (the "Plan") provides only general information. Participants should refer to the plan document for a complete description of the Plan's provisions. The Plan is a defined contribution plan covering certain hourly payroll employees of Raytheon Company (the "Company") who are employed in units represented by specified labor unions. To participate in the Plan, eligible employees must have three months of service and may enter the Plan only on the first day of each month. The purpose of the Plan is to provide participants with a tax-effective means of meeting both short- and long-term investment objectives. The Plan is intended to be a "qualified cash or deferred arrangement" under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

          The Plan's investments are held in the Raytheon Company Master Trust for Defined Contribution Plans "Master Trust" with the assets of other defined contribution plans of Raytheon Company and subsidiaries. The trustee of the Master Trust maintains a separate account reflecting the equitable share in the Trust of each plan.

          Investment income and administrative expenses relating to the Master Trust are allocated to the individual plans based upon average monthly balances invested by each plan.

Contributions and Deferrals

          Eligible employees are allowed to defer to the Plan up to 17% of their salaries. The Company contributes amounts equal to 50% of each participant's deferral, up to a maximum of 3% of the participant's salary. As of December 31, 1997, the annual employee deferral for a participant cannot exceed $9,500. Rollover contributions from other qualified plans are accepted by the Plan. Participants may invest their deferrals in increments of 1% in any combination of seven funds: (a) a Fixed Income Fund under which assets are invested primarily in contracts providing for fixed rates of interest for specified periods of time, (b) an Equity Fund which invests in shares of a mutual fund which consists primarily of income-producing equity securities, (c) a Raytheon Common Stock Fund which invests in shares of Raytheon Company Class B common stock, (d) a Stock Index Fund which invests in a commingled pool consisting primarily of equity securities and is designed to track the S&P 500 Index, (e) a Balanced Fund which invests in shares of a mutual fund which consists primarily of equity securities, bonds and money market instruments, (f) the Magellan Fund, a growth fund which invests primarily in equities of companies of all types and sizes, and (g) the Blue Chip Fund, a growth fund which invests primarily in equities of well known and established companies. Dividends and distributions from investments of the Equity Fund, the Raytheon Common Stock Fund, the Stock Index Fund, the Balanced Fund, the Magellan Fund and the Blue Chip Fund are reinvested in their respective funds; stock dividends, stock splits and similar changes are also reflected in the funds.

Participant Accounts

          Each participant's account is credited with the participant's deferral, the Company's contribution and an allocation of plan earnings. Plan earnings are allocated based on account balances by fund.

Vesting

          Participants are immediately vested in their voluntary deferrals plus actual earnings thereon. Vesting requirements for employer contributions plus earnings thereon may vary depending upon when an employee became eligible to participate in the Plan. Vesting generally occurs upon the earliest of the completion of five years of service or upon three years of participation or upon retirement, death, disability, or attainment of normal retirement age. Forfeitures of the nonvested portions of terminated participants' accounts are used to reduce required contributions of the Company.

Distributions to Participants

          A participant may withdraw all or a portion of deferrals, employer contributions and related earnings upon attainment of age 59-1/2. For reasons of financial hardship, as defined in the Plan document, a participant may withdraw all or a portion of deferrals. On termination of employment, a participant will receive a lump-sum distribution unless the vested account is valued in excess of $3,500 and the participant elects to defer distribution. A retiree or a beneficiary of a deceased participant may defer the distribution until January of the year following attainment of age 65.

Loans to Participants

          A participant may borrow against a portion of the balance in the participant's account, subject to certain restrictions. The maximum amount of a loan is the lesser of one-half of the participant's vested account balance or $50,000. The minimum loan which may be granted is $500. The interest rate applied is equal to the prime rate published in the Wall Street Journal on the first business day in June and December of each year. Loans must be repaid over a period of up to 5 years by means payroll deductions. In certain cases, the repayment period may be extended up to 15 years. Interest paid to the Plan on loans to participants is credited to the borrower's account in the investment fund to which repayments are made.

Administrative Expenses

          Substantially all expenses of administering the Plan are paid by the plan participants.


B.      Summary of Significant Accounting Policies:

          The accompanying financial statements are prepared on the accrual basis of accounting.

          The Plan's investment contracts are fully benefit-responsive and are therefore included in the financial statements at their contract value, defined as net contributions and deferrals plus interest earned on the underlying investments at contracted rates. Because the investment contracts are fully benefit-responsive, contract values approximate fair value. Investments in mutual funds and the commingled pool are valued at the closing net asset value reported on the last business day of the year. Investments in securities (common stocks) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Cash equivalents are short-term money market instruments and are valued at cost which approximates fair value.

          Security transactions are recorded on trade date. Except for its investment contracts (Note E), the Plan's investments are held by bank-administered trust funds. Payables for outstanding security transactions represent trades which have occurred but have not yet settled.

          The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

          Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

          Benefits are recorded when paid.

          Certain items in the 1996 financial statements have been reclassified to conform to the 1997 presentation.

          The preparation of the financial statements in conformity with generally accepted accounting principles requires the Plan administrator to make significant estimates and assumptions that affect the reported amounts of net assets and liabilities available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period and, when applicable, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from the estimates included in the financial statements.

          The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risk. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances and the amounts reported in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits.

C.      Federal Income Tax Status:

          The Plan obtained its latest determination letter in June 1995, in which the Internal Revenue Service stated that the Plan, as submitted, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's legal counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

D.      Plan Termination:

          Although it has not expressed any intention to do so, the Company reserves the right under the Plan at any time or times to discontinue its contributions and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, after payment of all expenses and proportional adjustment of accounts to reflect such expenses, fund losses or profits, and reallocations, each participant shall be entitled to receive any amounts then credited to his or her account.

E.      Investment Contracts:

          The Plan invests in collateralized fixed income investment portfolios (with no expiration date), three of which are managed by insurance companies and one of which is managed by an investment management firm. The credited interest rates are adjusted semiannually to reflect the experienced and anticipated yields to be earned on such investments, based on their book value. The annualized average yield and credited interest rates were as follows:

                                                       Annualized
                                                         Average    Credited
                                                         Yield    Interest Rate

For the year ended December 31, 1997:
   Bankers Trust (WBS 92-485)                              6.95%       6.95%
   Metropolitan Life Insurance Company (GIC GA-12908)      6.86%       6.86%
   Metropolitan Life Insurance Company (GIC GA-13659)      6.43%       6.43%
   Prudential Asset Management Company (GIC 917163-001)    6.99%       6.99%

 For the year ended December 31, 1996:
    Bankers Trust (WBS 92-485)                             6.87%       6.95%
    Metropolitan Life Insurance Company (GIC GA-12908)     6.77%       6.86%
    Metropolitan Life Insurance Company (GIC GA-13659)     6.36%       6.43%
    Prudential Asset Management Company (GIC 917163-001)   6.89%       6.99%

          The contract values are subject to limitations in certain situations including large workforce reductions and plan termination.

          In the financial statements, the two Metropolitan Life Insurance Company contracts are recorded as one investment option.

F.      Related Party Transactions:

          In accordance with the provisions of the Plan, Fidelity Management Trust Company (the "Trustee") acts as the Plan's agent for purchases and sales of shares of Raytheon Company Class B common stock. These transactions are performed on the Master Trust level. For the Master Trust, purchases amounted to $200,689,057 and $158,515,882 and sales amounted to $102,165,608 and $38,523,792 for the years ended December 31, 1997 and 1996 respectively.

G.      Transfers:

          Transfers include transfers of participant accounts, individually and/or in groups, between the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees and other plans included in the Raytheon Company Master Trust for those participants and/or groups of participants who changed plans during the year. Transfers also include transfers of participant accounts, individually and/or in groups, between the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees and similar savings plans of other companies for those participants who changed companies during the year.

H.      Fund Data:

          The following is a summary of net assets available for plan benefits by fund as of December 31, 1997:

                                    Fixed                      Raytheon       Stock
                                    Income         Equity        Common       Index     Balanced     Magellan
                                     Fund           Fund       Stock Fund     Fund        Fund        Fund
Assets:
   Master trust investments:
     At contract value:
        Bankers Trust*             $ 44,328,538
        Prudential Insurance
           Company of America*       27,495,053
        Metropolitan Life
          Insurance Company*         46,865,241
      At fair value:
        Fidelity Equity
          Income Fund*                           $60,433,311
        Raytheon Company
          Common Stock*                                       $60,253,020
        BT Pyramid Equity
          Index Fund*                                                      $38,661,267
        Fidelity Balanced Fund                                                          $6,955,322
        Fidelity Magellan Fund                                                                      $6,462,497
        Fidelity Blue Chip Fund
        Loans receivable from
          participants*
                                   ------------  -----------  -----------  -----------  ----------  ----------
          Total investments         118,688,832   60,433,311   60,253,020   38,661,267   6,955,322   6,462,497
                                   ------------  -----------  -----------  -----------  ----------  ----------
  Receivables:
    Accrued investment income
       and other receivables                                      443,463       92,598

  Cash and cash equivalents           1,169,309                 1,090,409      379,705
                                   ------------  -----------  -----------  -----------  ----------  ----------
          Total assets              119,858,141   60,433,311   61,786,892   39,133,570   6,955,322   6,462,497
                                   ------------  -----------  -----------  -----------  ----------  ----------
Liabilities:
  Payable for security purchases                                  512,188
  Accrued expenses and other
     payables                                                     119,629       95,736
                                    ------------  ----------- -----------  -----------  ----------  ----------
          Total liabilities                                       631,817       95,736
                                    ------------  ----------- -----------  -----------  ----------  ----------
Net assets available for
     plan benefits                  $119,858,141  $60,433,311 $61,155,075  $39,037,834  $6,955,322  $6,462,497
                                    ============  =========== ===========  ===========  ==========  ==========

*Represents more than 5% of net assets available for plan benefits

                                       10


                                      Blue Chip    Loan
                                        Fund       Fund          Total
Assets:
   Master trust investments:
     At contract value:
        Bankers Trust*                                        $ 44,328,538
        Prudential Insurance
           Company of America*                                  27,495,053
        Metropolitan Life
          Insurance Company*                                    46,865,241
      At fair value:
        Fidelity Equity
          Income Fund*                                          60,433,311
        Raytheon Company
          Common Stock*                                         60,253,020
        BT Pyramid Equity
          Index Fund*                                           38,661,267
        Fidelity Balanced Fund                                   6,955,322
        Fidelity Magellan Fund                                   6,462,497
        Fidelity Blue Chip Fund      $7,967,742                  7,967,742
        Loans receivable from
          participants*                          $30,161,051    30,161,051
                                     ----------  -----------  ------------
          Total investments           7,967,742   30,161,051   329,583,042
                                     ----------  -----------  ------------
  Receivables:
    Accrued investment income
       and other receivables                                       536,061

  Cash and cash equivalents                                      2,639,423
                                     ----------  -----------  ------------
          Total assets                7,967,742   30,161,051   332,758,526
                                     ----------  -----------  ------------
Liabilities:
  Payable for security purchases                                   512,188
  Accrued expenses and other
     payables                                                      215,365
                                     ----------  -----------  ------------
          Total liabilities                                        727,553
                                     ----------  -----------  ------------
Net assets available for
     plan benefits                   $7,967,742  $30,161,051  $332,030,973
                                     ==========  ===========  ============

*Represents more than 5% of net assets available for plan benefits


          The following is a summary of net assets available for plan benefits by fund as of December 31, 1996:

                                    Fixed                        Raytheon     Stock
                                    Income         Equity         Common      Index     Balanced      Magellan
                                     Fund           Fund        Stock Fund    Fund        Fund         Fund
Assets:
  Master trust investments:
    At contract value:
      Bankers Trust*                $ 43,177,931
      Prudential Insurance
          Company of America*         26,771,195
      Metropolitan Life
          Insurance Company*          44,534,030
    At fair value:
       Fidelity Equity
          Income Fund*                            $ 43,658,303
       Raytheon Company
          Common Stock*                                         $58,428,943
       BT Pyramid Equity
           Index Fund*                                                       $24,961,318
       Fidelity Balanced Fund                                                             $4,954,118
       Fidelity Magellan Fund                                                                         $3,449,226
       Fidelity Blue Chip Fund
       Loans receivable from
           participants*
                                    ------------   -----------  -----------  -----------  ----------  ----------
       Total investments             114,483,156    43,658,303   58,428,943   24,961,318   4,954,118   3,449,226
                                    ------------   -----------  -----------  -----------  ----------  ----------
  Receivables:
    Accrued investment income
       and other receivables                                         86,055       34,225

  Cash and cash equivalents            1,860,197                    883,292      287,424
                                    ------------   -----------  -----------  -----------  ----------  ----------
          Total assets               116,343,353    43,658,303   59,398,290   25,282,967   4,954,118   3,449,226
                                    ------------   -----------  -----------  -----------  ----------  ----------
Liabilities:
  Payable for security purchases                                    233,567
  Accrued expenses and other
      payables                                                       81,625       38,825
                                    ------------   -----------  -----------  -----------  ----------  ----------
          Total liabilities                                         315,192       38,825
                                    ------------   -----------  -----------  -----------  ----------  ----------
Net assets available for plan
    benefits                        $116,343,353   $43,658,303  $59,083,098  $25,244,142  $4,954,118  $3,449,226
                                    ============   ===========  ===========  ===========  ==========  ==========

*Represents more than 5% of net assets available for plan benefits

                                       12

                                    Blue Chip    Loan
                                      Fund       Fund          Total
Assets:
  Master trust investments:
    At contract value:
      Bankers Trust*                                        $ 43,177,931
      Prudential Insurance
          Company of America*                                 26,771,195
      Metropolitan Life
          Insurance Company*                                  44,534,030
    At fair value:
       Fidelity Equity
          Income Fund*                                        43,658,303
       Raytheon Company
          Common Stock*                                       58,428,943
       BT Pyramid Equity
           Index Fund*                                        24,961,318
       Fidelity Balanced Fund                                  4,954,118
       Fidelity Magellan Fund                                  3,449,226
       Fidelity Blue Chip Fund     $3,856,512                  3,856,512
       Loans receivable from
           participants*                       $27,986,139    27,986,139
                                   ----------  -----------  ------------
       Total investments            3,856,512   27,986,139   281,777,715
                                   ----------  -----------  ------------
  Receivables:
    Accrued investment income
      and other receivables                                      120,280

  Cash and cash equivalents                                    3,030,913
                                   ----------  -----------  ------------
          Total assets              3,856,512   27,986,139   284,928,908
                                   ----------  -----------  ------------
Liabilities:
  Payable for security purchases                                 233,567
  Accrued expenses and other
      payables                                                   120,450
                                   ----------  -----------  ------------
          Total liabilities                                      354,017
                                   ----------  -----------  ------------
Net assets available for plan
    benefits                       $3,856,512  $27,986,139  $284,574,891
                                   ==========  ===========  ============

*Represents more than 5% of net assets available for plan benefits

          The following is a summary of changes in net assets available for plan benefits by fund for the year ended December 31, 1997:

                                      Fixed                     Raytheon        Stock

                                     Income          Equity      Common         Index      Balanced     Magellan

                                       Fund           Fund      Stock Fund      Fund         Fund         Fund

Additions to net assets
     attributable to:
  Investment income:
    Net appreciation of investments                $10,239,734  $ 2,967,135  $ 9,026,757  $  403,216  $   594,940
    Interest                         $  7,851,164                    54,192       24,903
    Dividends                                        3,278,728      898,130                  810,267      369,647
                                     ------------  -----------  -----------  -----------  ----------   ----------

                                        7,851,164   13,518,462    3,919,457    9,051,660   1,213,483      964,587
                                     ------------  -----------  -----------  -----------  ----------   ----------
  Contributions and deferrals:
   Employee deferrals                   9,368,379    3,598,647    5,088,392    2,747,610     605,549      700,927
   Employer contributions               3,326,160    1,109,758    1,624,848      830,490     185,207      209,348
   Transfers                                                                                  46,161       82,365
                                     ------------  -----------  -----------  -----------  ----------   ----------
                                       12,694,539    4,708,405    6,713,240    3,578,100     836,917      992,640
                                     ------------  -----------  -----------  -----------  ----------   ----------
          Total additions              20,545,703   18,226,867   10,632,697   12,629,760   2,050,400    1,957,227
                                     ------------  -----------  -----------  -----------  ----------   ----------
Deductions from net assets
     attributable to:
   Distributions to participants       11,616,989    2,869,930    3,322,970    2,081,750     363,234      193,308
   Administrative expenses                 32,938       14,292       15,351      11,261        1,586        1,108
   Transfers                              400,342       95,582       31,320     156,426
                                     ------------  -----------  -----------  -----------  ----------   ----------
           Total deductions            12,050,269    2,979,804    3,369,641    2,249,437     364,820      194,416
                                     ------------  -----------  -----------  -----------  ----------   ----------
Interfund transfers                    (4,980,646)   1,527,945   (5,191,079)   3,413,369     315,624    1,250,460
                                     ------------  -----------  -----------  -----------  ----------   ----------
Increase in net assets                  3,514,788   16,775,008    2,071,977   13,793,692   2,001,204    3,013,271

Net assets available for plan
  benefits, beginning of year         116,343,353   43,658,303   59,083,098   25,244,142   4,954,118    3,449,226
                                     ------------  -----------  -----------  -----------  ----------   ----------
Net assets available for plan
  benefits, end of year              $119,858,141  $60,433,311  $61,155,075  $39,037,834  $6,955,322   $6,462,497
                                     ============  ===========  ===========  ===========  ==========   ==========


                                       14

                                        Blue Chip     Loan
                                          Fund        Fund        Total

     attributable to:
  Investment income:
    Net appreciation of investments   $  896,708               $ 24,128,490
    Interest                                       $1,998,300     9,928,559
    Dividends                            377,366                  5,734,138
                                      ----------  -----------  ------------
                                       1,274,074    1,998,300    39,791,187
                                      ----------  -----------  ------------
  Contributions and deferrals:
   Employee deferrals                    863,373                 22,972,877
   Employer contributions                251,533                  7,537,344
   Transfers                              42,247      145,520       316,293
                                      ----------  -----------  ------------
                                       1,157,153      145,520    30,826,514
                                      ----------  -----------  ------------
          Total additions              2,431,227    2,143,820    70,617,701
                                      ----------  -----------  ------------
Deductions from net assets
     attributable to:
   Distributions to participants         236,246    1,715,676    22,400,103
   Administrative expenses                 1,310                     77,846
   Transfers                                                        683,670
                                      ----------  -----------  ------------
           Total deductions              237,556    1,715,676    23,161,619
                                      ----------  -----------  ------------
Interfund transfers                    1,917,559    1,746,768         --
                                      ----------  -----------  ------------
Increase in net assets                 4,111,230    2,174,912    47,456,082

Net assets available for plan
  benefits, beginning of year          3,856,512   27,986,139   284,574,891
                                      ----------  -----------  ------------
Net assets available for plan
  benefits, end of year               $7,967,742  $30,161,051  $332,030,973
                                      ==========  ===========  ============

I.      Master Trust:

          All plan investments are included under the Master Trust. At December 31, 1997, assets of the Plan represented 9.4% of the total assets under the Master Trust. This has decreased from 10.1% at December 31, 1996. The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31, 1997:

                                  Fixed                        Raytheon        Stock

                                 Income           Equity        Common         Index       Balanced        Magellan      Blue Chip

                                  Fund             Fund       Stock Fund       Fund          Fund           Fund          Fund

Assets:
 Investments:
  At contract value:
    Bankers Trust*             $351,035,073

    Prudential Insurance
      Company of America*       217,731,699

    Metropolitan Life
      Insurance Company*        371,123,080

  At fair value:
    Fidelity Equity
      Income Fund*                            $782,799,011

    Raytheon Company
      Common Stock*                                          $745,980,294

    BT Pyramid Equity
      Index Fund*                                                           $484,781,406

    Fidelity Balance Fund                                                                  $117,556,481
    Fidelity Magellan Fund                                                                                $91,863,155

    Fidelity Blue Chip Fund                                                                                            $136,586,123
    Templeton Foreign I Fund
    Fidelity Investment
      Grade Bond Fund

    Fidelity Retirement
      Money Market Fund

    Loans receivable from
       participants

                               ------------   ------------   ------------   ------------   ------------   -----------  ------------

    Total investments           939,889,852    782,799,011    745,980,294    484,781,406    117,556,481    91,863,155   136,586,123

                               ------------   ------------   ------------   ------------   ------------   -----------  ------------

  Receivables:
    Employer contribution

    Accrued investment income
      and other receivables                                     5,489,592      1,161,112


  Cash and cash equivalents       9,232,100                    13,498,051      4,761,268

                               ------------   ------------   ------------   ------------   ------------   -----------   -----------


     Total assets               949,121,952    782,799,011    764,967,937    490,703,786    117,556,481    91,863,155   136,586,123
                              ------------   ------------   ------------   ------------   ------------   -----------  ------------

Liabilities:
  Payables for outstanding
     purchases                                                  6,340,318

  Accrued expenses and
     other payables                                             1,480,875      1,200,471

                               ------------   ------------   ------------   ------------   ------------   -----------  ------------

    Total liabilities                                           7,821,193      1,200,471
                               ------------   ------------   ------------   ------------   ------------   -----------  ------------
Net assets available for
     plan benefits             $949,121,952   $782,799,011   $757,146,744    $489,503,315  $117,556,481   $91,863,155  $136,586,123
                               ============   ============   ============    ============  ============   ===========  ============
Percentage of Master Trust that     12.6%         7.7%          8.1%            8.0%           5.9%           7.0%         5.8%
are plan assets of the Raytheon
Savings and Investment Plan for
Specified Hourly Payroll Employees.

*Represents more than 5% of net assets available for plan benefits.

N/A: The Templeton Foreign I Fund, Investment Grade Bond Fund, and
     Retirement Money Market Fund are not available for the Raytheon
     Savings and Investment Plan for Specified Hourly Payroll Employees.

                                       16

                                    Templeton     Investment   Retirement
                                    Foreign I      Grade         Money          Loan
                                      Fund        Bond Fund    Market Fund      Fund            Total

Assets:
 Investments:
  At contract value:
    Bankers Trust*                                                                         $  351,035,073
    Prudential Insurance
      Company of America*                                                                     217,731,699
    Metropolitan Life
      Insurance Company*                                                                      371,123,080
  At fair value:
    Fidelity Equity
      Income Fund*                                                                            782,799,011
    Raytheon Company
      Common Stock*                                                                           745,980,294
    BT Pyramid Equity
      Index Fund*                                                                             484,781,406
    Fidelity Balance Fund                                                                     117,556,481
    Fidelity Magellan Fund                                                                     91,863,155
    Fidelity Blue Chip Fund                                                                   136,586,123
    Templeton Foreign I Fund        $5,471,176                                                  5,471,176
    Fidelity Investment
      Grade Bond Fund                            $1,548,125                                     1,548,125
    Fidelity Retirement
      Money Market Fund                                       $12,186,085                      12,186,085
    Loans receivable from
       participants                                                         $166,395,767      166,395,767
                                    ----------   ----------   -----------   ------------   --------------
    Total investments                5,471,176    1,548,125    12,186,085    166,395,767    3,485,057,475
                                    ----------   ----------   -----------   ------------   --------------
  Receivables:
    Employer contribution                                       4,015,100                       4,015,100
    Accrued investment income
      and other receivables                                                                     6,650,704

  Cash and cash equivalents                                                                    27,491,419
                                    ----------   ----------   -----------   ------------   --------------
     Total assets                    5,471,176    1,548,125    16,201,185    166,395,767    3,523,214,698
                                    ----------   ----------   -----------   ------------   --------------
Liabilities:
  Payables for outstanding
     purchases                                                                                  6,340,318
  Accrued expenses and
     other payables                                                                             2,681,346
                                    ----------   ----------   -----------   ------------   --------------
    Total liabilities                                                                           9,021,664
                                    ----------   ----------   -----------   ------------   --------------
Net assets available for
     plan benefits                  $5,471,176   $1,548,125   $16,201,185   $166,395,767   $3,514,193,034
                                    ==========   ==========   ===========   ============    ==============
Percentage of Master Trust that are     N/A          N/A          N/A           18.1%            9.4%
plan assets of the Raytheon Savings
and Investment Plan for Specified
Hourly Payroll Employees

*Represents more than 5% of net assets available for plan benefits

N/A: The Templeton Foreign I Fund, Investment Grade Bond Fund, and
     Retirement Money Market Fund are not available for the Raytheon
     Savings and Investment Plan for Specified Hourly Payroll Employees.

          The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31, 1996:

                                      Fixed                      Raytheon        Stock
                                      Income        Equity        Common         Index       Balanced        Magellan
                                       Fund          Fund        Stock Fund       Fund         Fund           Fund
Assets:
  Investments:
    At contract value:
       Bankers Trust*               $339,670,440
       Prudential Insurance
         Company of America*         210,594,065
       Metropolitan Life
         Insurance Company*          350,310,646
    At fair value:
       Fidelity Equity
         Income Fund *                            $578,166,630
       Raytheon Company
         Common Stock*                                          $671,136,043
       BT Pyramid Equity
         Index Fund*                                                          $307,555,916
       Fidelity Balance Fund                                                                $83,265,065
       Fidelity Magellan Fund                                                                            $50,454,961
       Fidelity Blue Chip Fund
       Loans receivable from
         participants*
                                    ------------  ------------  ------------  ------------  -----------  -----------
      Total investments              900,575,151   578,166,630   671,136,043   307,555,916   83,265,065   50,454,961
                                    ------------  ------------  ------------  ------------  -----------  -----------
  Receivables:
    Accrued investment income                                         39,737        13,686

  Cash and cash equivalents           14,633,134                  10,145,818     3,541,437
                                    ------------  ------------  ------------  ------------  -----------  -----------
      Total assets                   915,208,285   578,166,630   681,321,598   311,111,039   83,265,065   50,454,961
                                    ------------  ------------  ------------  ------------  -----------  -----------
Liabilities:
   Payables for outstanding
      purchases                                                    2,682,835
                                    ------------  ------------  ------------  ------------  -----------  -----------
      Total liabilities                                            2,682,835
                                    ------------  ------------  ------------  ------------  -----------  -----------
Net assets available for
     plan benefits                  $915,208,285  $578,166,630  $678,638,763  $311,111,039  $83,265,065  $50,454,961
                                    ============  ============  ============  ============  ===========  ===========
Percentage of Master Trust that are      12.7%        7.6%          8.7%          8.1%          6.0%         6.8%
plan assets of the Raytheon Saving
and Investment Plan for Specified
Hourly Payroll Employees

*Represents more than 5% of net assets available for plan benefits

                                       18

                                             Blue Chip    Loan
                                               Fund       Fund         Total

Assets:
  Investments:
    At contract value:
       Bankers Trust*                                                    $339,670,440
       Prudential Insurance
         Company of America*                                              210,594,065
       Metropolitan Life
         Insurance Company*                                               350,310,646
    At fair value:
       Fidelity Equity
         Income Fund *                                                    578,166,630
       Raytheon Company
         Common Stock*                                                    671,136,043
       BT Pyramid Equity
         Index Fund*                                                      307,555,416
       Fidelity Balance Fund                                               83,265,065
       Fidelity Magellan Fund                                              50,454,961
       Fidelity Blue Chip Fund              $67,866,240                    67,866,240
       Loans receivable from
         participants*                                   $144,824,714     144,824,714
                                            -----------  ------------  --------------
      Total investments                      67,866,240   144,824,714   2,803,844,720
                                            -----------  ------------  --------------
  Receivables:
    Accrued investment income                                                  53,423

  Cash and cash equivalents                                                28,320,389
                                            -----------  ------------  --------------
      Total assets                           67,866,240   144,824,714   2,832,218,532
                                            -----------  ------------  --------------
Liabilities:
   Payables for outstanding
      purchases                                                            2,682,835
                                            -----------  ------------  --------------
      Total liabilities                                                    2,682,835
                                            -----------  ------------  --------------
Net assets available for
     plan benefits                          $67,866,240  $144,824,714  $2,829,535,697
                                            ===========  ============  ==============

Percentage of Master Trust that are              5.7%        19.3%            10.1%
plan assets of the Raytheon Savings
and Investment Plan for Specified
Hourly Payroll Employees.

*Represents more than 5% of net assets available for plan benefits.

          The following is a summary of investment income by fund under the Master Trust for the year ended December 31, 1997:

                                    Fixed                        Raytheon
                                    Income                        Common        Stock        Balanced      Magellan     Blue Chip

                                   Fund        Equity Fund    Stock Fund    Index Fund       Fund         Fund          Fund
Investment income:
  Net appreciation (depreciation)
      of assets                    $  (191,924)  $132,974,182   $30,715,963   $109,162,707   $ 6,388,316   $ 9,026,047  $15,474,118
  Interest                          62,319,073                      673,934        312,511
  Dividends                                        42,443,971    11,118,152                   13,680,351     5,217,835    6,302,875
                                   -----------   ------------   -----------   ------------   -----------   -----------  -----------
Total investment income/(loss)     $62,127,149   $175,418,153   $42,508,049   $109,475,218   $20,068,667   $14,243,882  $21,776,993
                                   ===========   ============   ===========   ============   ===========   ===========  ===========

                                       19

                                      Templeton   Investment   Retirement
                                      Foreign I     Grade        Money           Loan
                                         Fund     Bond Fund    Market Fund       Fund          Total
Investment income:
  Net appreciation (depreciation)
      of assets                        $(826,396)   $22,581                                 $302,745,594
  Interest                                                                     $10,848,204    74,153,722
  Dividends                              549,717     36,337     $266,835                      79,616,073
                                       ---------    -------     -------        -----------  ------------
Total investment income/(loss)         $(276,679)   $58,918     $266,835       $10,848,204  $456,515,389
                                      =========    =======     ========       ===========  ============